               Amendment to Schedule A to Participation Agreement
                                      Among
                        Variable Insurance Products Fund,
                       Fidelity Distributors Corporation,
                                       and
                First Allmerica Financial Life Insurance Company

WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Variable Insurance Products Fund and Fidelity Distributors Corporation entered into a Participation Agreement on February 18, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of May 1, 2001.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.


FIRST ALLMERICA FINANCIAL
LIFE INSURANCE COMPANY

By:    /s/ Richard M. Reilly
       -------------------------

Name:  Richard M. Reilly
       -------------------------

Title: Vice President
       -------------------------

Date:  May 1, 2001
       -------------------------


VARIABLE INSURANCE PRODUCTS FUND    FIDELITY DISTRIBUTORS CORPORATION

By:    /s/ Robert A. Dwight         By:     /s/ Michael Kellogg
       -------------------------            ---------------------------

Name:  Robert A. Dwight             Name:   Michael Kellogg
       -------------------------            ---------------------------

Title: Treasurer                    Title:  Executive Vice President
       -------------------------            ---------------------------

Date:  May 1, 2001                  Date:   May 1, 2001
       -------------------------            ---------------------------

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

SEPARATE ACCOUNT NAME                                CONTRACT                                           REGISTRATION
DATE ESTABLISHED BY BOARD OF DIRECTORS               FORM NO.     PRODUCT NAME                             NO.'S
--------------------------------------               ---------    ------------                          ------------
Name:     VEL Account                                 1018-87     Vari-Exceptional Life `87                 TBD
Date:     04/02/87                                                                                          TBD

Name:     VEL Account                                 1018-91     Vari-Exceptional Life `91                 TBD
Date:     04/02/87                                                                                          TBD

Name:     VEL Account                                 1023-91     Vari-Exceptional Life Plus                TBD
Date:     04/02/87                                    1023-92                                               TBD

Name:     VEL II Separate Account                     1018-94     Vari-Exceptional Life `93               33-71056
Date:     08/20/91                                                                                        811-8130

Name:     VEL III Separate Account                    1030-96     Allmerica Estate Optimizer             333-45914
Date:     06/13/96                                                                                       811-10133

Name:     Inheiritage Separate Account                1026-94     Variable Inheiritage                    33-74184
Date:     08/20/91                                                Select Inheiritage                      811-8304

Name:     Group VEL Separate Account                  1029-94     Group Vari-Exceptional Life            333-06383
Date:     08/20/91                                                                                        811-7663

Name:     Group VEL Separate Account                  1040-00     Executive Choice/COLI                  333-52944
Date:     08/20/91                                                                                        811-7663

Name:     Separate Account VA-K                      A3018-94     Allmerica ExecAnnuity Plus              33-71052
Date:     08/20/91                                                                                        811-8114

Name:     Separate Account VA-K                      A3025-96     Allmerica Advantage                     33-71052
Date:     08/20/91                                                                                        811-8114

Name:     Separate Account VA-K                      A3029-99     Allmerica Immediate Advantage          333-81859
Date:     08/20/91                                                                                        811-8114

Name:     Separate Account VA-K                      A3036-01     Agency C-Shares                        333-38276
Date:     08/20/91                                                                                        811-8114

Name:     Allmerica Select Separate Account          A3020-94     Allmerica Select Resource               33-71058
Date:     08/20/91                                                                                        811-8116

Name:     Allmerica Select Separate Account          A3025-96     Allmerica Select Resource II            33-71058
Date:     08/20/91                                                                                        811-8116

Name:     Allmerica Select Separate Account          A3027-98     Allmerica Select Charter               333-63087
Date:     08/20/91                                                                                        811-8116

Name:     Allmerica Select Separate Account          A3028-99     Allmerica Select Reward                333-54070
Date:     08/20/91                                                                                        811-8116

Name:     Allmerica Select Separate Account          A3032-00     Allmerica Select Acclaim                  TBD
Date:     08/20/91                                                                                          TBD

Name:     Allmerica Select Separate Account II        1027-95     Allmerica Select Life                  333-62369
Date:     08/20/91                                                                                        811-8987

Name:     Allmerica Select Separate Account III       1030-96     Allmerica Select SPL                      TBD
Date:     06/13/96                                                                                          TBD

Name:     Separate Account IMO                        1033-99     Allmerica VUL 2001                     333-64162
Date:     12/10/99                                                                                       811-10433

Name:     Separate Account IMO                        1033-99     Allmerica Select Life Plus                TBD
Date:     12/10/99                                                                                          TBD

Name:     Separate Account IMO                      1034.NY-01    VUL 2001 Survivorship                     TBD
Date:     12/10/99                                                                                       811-10433